Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

SECOND QUARTER RESULTS

Minneapolis, MN (July 17, 2008)  -  Winmark Corporation (Nasdaq; WINA) announced today net income for the quarter ended June 28, 2008 of $930,500, or $.17 per share diluted, compared to net income of $430,500, or $.08 per share diluted, in 2007.  For the six months ended June 28, 2008, net income was $1,867,800, or $.34 per share diluted, compared to net income of $1,060,300, or $.19 per share diluted, for the same period last year.

John L. Morgan, Chairman and Chief Executive Officer, stated, “Our franchise business continues to perform well in the current economic environment while our leasing business has some different challenges.  While trying to grow our leasing portfolio, we need to be cautious with our credit decisions until the economy improves.”

Winmark Corporation creates, supports and finances business.  At June 28, 2008, there were 857 franchises in operation under the brands Play It Again Sports®, Once Upon A Child®, Plato’s Closet® and Music Go Round® and there were 56 territories in operation under the Wirth Business Credit® brand.  An additional 50 retail franchises have been awarded but are not open.  In addition, at June 28, 2008, the Company had loans and leases equal to $47.5 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	June 28, 2008	December 29, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$2,585,200	$1,253,000
Receivables, less allowance for doubtful accounts of $53,500 and $52,200	2,136,400	2,312,300
Net investment in leases – current	16,356,400	10,554,900
Income tax receivable	831,800	166,300
Inventories	70,700	145,000
Prepaid expenses	977,200	1,104,900
Deferred income taxes	208,200	208,200
Total current assets	23,165,900	15,744,600

Net investment in leases – long-term	29,186,600	31,331,600
Long-term investments	7,360,000	7,496,500
Long-term receivables, net	49,400	59,700
Property and equipment, net	612,700	667,400
Other assets	625,800	625,800
Deferred income taxes	1,021,200	1,021,200
	$62,021,600	$56,946,800

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current line of credit	$3,741,600	$7,553,600
Current renewable subordinated notes	4,217,800	3,535,900
Accounts payable	1,149,400	1,414,100
Accrued liabilities	2,843,000	2,501,900
Current discounted lease rentals	948,700	27,400
Rents received in advance	1,729,100	1,385,900
Current deferred revenue	1,104,000	1,132,300
Total current liabilities	15,733,600	17,551,100

Long-term line of credit	11,198,300	8,685,000

Long-term renewable subordinated notes	17,081,300	17,486,000

Long-term discounted lease rentals	1,720,200	—

Long-term deferred revenue	619,000	556,000

Shareholder’s Equity:
Common stock, no par, 10,000,000 shares authorized, 5,526,459 and 5,417,775 shares issued and outstanding	1,438,600	305,900
Retained earnings	14,230,600	12,362,800

Total shareholders’ equity	15,669,200	12,668,700
	$62,021,600	$56,946,800

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
REVENUE:
Royalties	$5,303,800	$4,846,500	$10,635,400	$9,999,400
Leasing income	1,907,000	995,800	3,859,600	1,771,500
Merchandise sales	975,000	1,193,600	1,907,800	2,452,700
Franchise fees	386,100	417,400	913,600	717,400
Other	145,400	109,300	278,300	248,500
Total revenue	8,717,300	7,562,600	17,594,700	15,189,500
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COST OF MERCHANDISE SOLD	940,700	1,148,000	1,834,600	2,355,200

LEASING EXPENSE	463,100	197,400	949,000	333,200

PROVISION FOR CREDIT LOSSES	269,200	165,300	654,300	279,700

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,138,500	4,923,600	10,324,300	9,802,900

Income from operations	1,905,800	1,128,300	3,832,500	2,418,500

LOSS FROM EQUITY INVESTMENTS	(60,700)	(197,400)	(136,500)	(252,200)

INTEREST EXPENSE	(340,200)	(387,600)	(688,600)	(720,600)

INTEREST AND OTHER INCOME	59,000	171,400	131,800	300,800

Income before income taxes	1,563,900	714,700	3,139,200	1,746,500

PROVISION FOR INCOME TAXES	(633,400)	(284,200)	(1,271,400)	(686,200)

NET INCOME	$930,500	$430,500	$1,867,800	$1,060,300

EARNINGS PER SHARE – BASIC	$.17	$.08	$.34	$.19

EARNINGS PER SHARE – DILUTED	$.17	$.08	$.34	$.19

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	5,534,781	5,447,697	5,517,807	5,516,214

WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	5,562,319	5,560,564	5,548,482	5,638,543